Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Say Yes Foods, Inc.


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our audit report dated August 8, 1997 on the financial statements of Say Yes Foods, Inc. as of December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.



BRADSHAW, SMITH & CO.

Las Vegas, Nevada
January 28, 1998